No.   77,066

                       COMPANIES CODE, 1963


                             [SEAL]


                        REPUPLIC OF GHANA



                     CERTIFICATE TO COMMENCE
                             BUSINESS


                      I hereby certify that

                    3 E INTERNATIONAL LIMITED


      having complied with the provision of Sections 27 and 28 of the Companies Code, 1963 is entitled to commence business with effect from 4th November, 1997

         Given under my hand at Accra this 4th  day of
               November,        1997



                                /s/_____________________________
                                Assistant Registrar of Companies



          Ex 3(i)(b) - Pg. 1


No.   77,066


                             [SEAL]



                 Certificate of Incorporation

                       -----------------

                    I hereby certify that the




                    3 E INTERNATIONAL LIMITED

     is this day incorporated under the Companies Code, 1963
     (Act 179) and that the liability of its members is limited.




     Given under my hand and official seal at Victoriaborg, Accra, this 3rd day of November, 1997



                                /s/_____________________________
                           For:    Assistant Registrar of Companies



          Ex 3(i)(b) - Pg. 2